UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 30, 2019, Richard K. Mueller, Chairman of the Board of Directors (the “Board”) of GMS Inc. (the “Company”) transitioned from his position as Chairman to Chairman Emeritus, a non-executive role. In addition, Mr. Mueller’s last day as an employee of the Company was October 31, 2019. The Board has elected John J. Gavin to replace Mr. Mueller as the non-executive Chairman of the Board in connection with Mr. Mueller’s transition into his new Chairman Emeritus role.

Mr. Mueller currently participates in the Company’s standard non-employee director compensation program as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on August 27, 2019. In connection with his transition to a non-executive role, Mr. Mueller is no longer eligible to receive certain benefits that he received as an employee of the Company, including participation in the Company’s group health plans and 401(k) plan and the use of a company-provided car.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on October 30, 2019. At the Company’s Annual Meeting, stockholders voted on the matters disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 27, 2019. A total of 41,639,363 shares of the Company’s common stock were entitled to vote as of September 3, 2019, the record date for the Annual Meeting. A total of 37,645,206 shares were present in person or represented by proxy at the Annual Meeting, representing approximately 90.4% of all shares entitled to vote at the Annual Meeting. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: The election of the four Class III director nominees, each for a three-year term or until such earlier time as his or her successor is duly elected and qualified. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Brian R. Hoesterey	23,934,497	11,345,675	16,623	2,348,411

Teri P. McClure	34,122,156	1,158,712	15,927	2,348,411

Richard K. Mueller	25,393,195	9,887,133	16,467	2,348,411

J. Louis Sharpe	22,506,333	12,747,191	43,271	2,348,411

Pursuant to the foregoing votes, the four Class III director nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the Annual Meeting.

Proposal 2:  The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
37,622,243	4,413	18,550	0

Pursuant to the foregoing vote, the proposal regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020 was approved.

Proposal 3: The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,913,972	360,022	22,801	2,348,411

Pursuant to the foregoing vote, the proposal regarding advisory approval of the Company’s executive compensation program was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: November 4, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary